Exhibit 99.1

Net Element Reports First Quarter 2015 Results

Year over year net loss per share improves by 64%; revenue growth of 13% year over year

MIAMI – May 15, 2015 – Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a provider of global mobile payment technology solutions and value-added transactional services today reported financial results for its quarter ended March 31, 2015.

Key Q1 milestones and subsequent events:

●	Reduced adjusted quarterly net loss year over year from $0.11 to $0.04
●	Executed financing of up to $24 million
●	Agreed to acquire global payments innovator PayOnline
●	Surpassed 1 million recurring Russia mobile payment subscribers
●	Launched UAE-based joint venture to exclusively deliver Net Element payment-as-a-service solutions to Gulf states and India markets
●	Provided payment solutions for the 2015 College Football Playoff National Championship presented by AT&T
●	Appointed industry veteran Eric Kirk as Aptito Executive Vice President
●	Aptito named 2014’s most innovative product and wins silver in Best in Biz Awards
●	Sales Central version 1.2 released, a cloud-based, proprietary management portal for Net Element sales partners
●	Upgraded Aptito mPOS software to version 2.3 powerful all-in-one hospitality solution

“We’re pleased with our continued growth in revenues and reduced costs for the first quarter of 2015,” commented Oleg Firer, CEO. “Going forward we will continue to focus on increased gross margins through acquisitions and providing additional, higher margin services such as Aptito.”

Non GAAP Discussion

In an effort to present a more comparative, period on period analysis, we have adjusted net loss to remove the effects of non-cash share based compensation. The adjusted net loss for the three months ended March 31, 2015 was $1,646,584 or a loss of $0.04 per share as compared to an adjusted net loss of $3,569,968 or a loss of $0.11 per share for the three months ended March 31, 2014. The adjusted net loss reduction of $1,923 thousand was due to reductions of the following:

Description	$ Amount (in thousands)
Reduction in gross margin	($389)
Reduction in general and administrative expense*	1,054
Reduction in interest expense	944
Reduction in amortization expense	153
Reduction in bad debt expense	92
Reduction in other expenses	69

* Excludes non-cash compensation expense

Net revenues were $5,540,207 for the three months ended March 31, 2015 as compared to $4,843,479 for the three months ended March 31, 2014 and $5,411,986 for the three months ended December 31, 2014. The increase in net revenues is primarily a result of previous quarter purchases of portfolios and organic net increases in merchants. This was offset by a decrease in the mobile payment processing revenues due to restructuring of our mobile payments business which affected the second quarter of 2014 and periods forward.

Gross Margin for the three months ended March 31, 2015 was $926,135 (17%) as compared to $1,314,985 (27%) for the three months ended March 31, 2014. The primary reason for the decrease in the margin percentage was a continuing change in business mix and portfolio composition. Our business mix had lower margin transaction processing volume in the three months ended March 31, 2015 versus 2014.

General and administrative expenses, excluding non-cash compensation were $2,036,098 for the three months ended March 31, 2015 as compared to $3,089,895 for the three months ended March 31, 2014. The reduction of $1,053,797 was primarily due to transaction losses incurred during the first quarter of 2014 that did not occur in the first quarter of 2015.

Non-cash compensation expense from share-based compensation was $601,371 for the three months ended March 31, 2015 compared to $52,050 for the three months ended March 31, 2014. The non-cash compensation expenses were higher for the three months ended March 31, 2015 primarily due to first quarter vesting of stock issued in the third and fourth quarters of 2014.

Depreciation and amortization expense was $438,769 for the three months ended March 31, 2015 as compared to $591,699 for the three months ended March 31, 2014. The $152,930 decrease in depreciation and amortization expense was primarily due to purchased merchant portfolios reaching full amortization during 2014.

Interest expense was $117,594 for the three months ended March 31, 2015 as compared to $1,061,480 for the three months ended March 31, 2014, representing a decrease of $943,886. The decrease is due to reduced debt outstanding of $4 million at March 31, 2015 as compared to $29 million of notes payable and short term loans outstanding at March 31, 2014.

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

To supplement its consolidated financial statements presented in accordance with United Stated generally accepted accounting principles (“GAAP”), the Company provides additional measures of its operating results by disclosing its adjusted net loss. Adjusted net loss is calculated as net loss excluding non-cash share based compensation and other one-time, non-recurring items not present in this quarter or same quarter last year results. Net Element discloses this amount on an aggregate and per share basis. These measures meet the definition of non-GAAP financial measures. The Company believes that application of these non-GAAP financial measures is appropriate to enhance the understanding of its historical performance through use of a metric that seeks to normalize period to period earnings.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three months ended March 31, 2015 and 2014 is presented in the following Non-GAAP Financial Measures Table.

Non-GAAP Financial Measures

	GAAP	Share-based Compensation	Adjusted Non-GAAP
Three Months Ended March 31, 2015
Net loss	$(2,247,955)	$601,371	$(1,646,584)
Basic and diluted earnings per share from continuing operations	$(0.05)	$0.01	$(0.04)
Basic and diluted shares used in computing earnings per share from continuing operations	46,057,972		46,057,972

	GAAP	Share-based Compensation	Adjusted Non-GAAP
Three Months Ended March 31, 2014
Net Loss	$(3,622,018)	$52,050	$(3,569,968)
Basic and diluted earnings per share from continuing operations	$(0.11)	$0.00	$(0.11)
Basic and diluted shares used in computing earnings per share from continuing operations	32,273,298		32,273,298

NET ELEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash	$766,279	$503,343
Accounts receivable, net	3,275,720	3,417,173
Advances to aggregators, net	-	18,455
Prepaid expenses and other assets	755,674	944,243
Total current assets, net	4,797,673	4,883,214
Fixed assets, net	60,850	70,918
Intangible assets, net	2,273,695	2,492,050
Goodwill	6,671,750	6,671,750
Other long term assets	225,189	204,737
Total assets	$14,029,157	$14,322,669

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,398,814	$2,698,257
Deferred revenue	437,625	472,482
Accrued expenses	2,372,425	2,351,885
Notes payable (current portion)	318,405	98,493
Due to related parties	125,000	-
Total current liabilities	6,652,269	5,621,117
Note payable (non-current portion)	3,646,595	3,216,507
Total liabilities	10,298,864	8,837,624

STOCKHOLDERS’ EQUITY
Preferred stock ($.01 par value, 1,000,000 shares authorized and no shares issued and outstanding)	-	-
Common stock ($.0001 par value, 200,000,000 shares authorized and 46,186,962 and 45,881,523 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively)	4,618	4,589
Paid in capital	137,290,970	136,689,629
Stock subscription receivable	(1,111,130)	(1,111,130)
Accumulated other comprehensive loss	(1,359,628)	(1,251,461)
Accumulated deficit	(131,355,552)	(129,116,344)
Noncontrolling interest	261,015	269,762
Total stockholders’ equity	3,730,293	5,485,045
Total liabilities and stockholders’ equity	$14,029,157	$14,322,669

NET ELEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three months ended March 31,
	2015	2014

Net revenues	$5,540,207	$4,843,479

Costs and operating expenses:
Cost of revenues	4,614,072	3,528,494
General and administrative (includes $601,371 and $52,050 of share based compensation for the three months ended March 31, 2015 and 2014 respectively)	2,637,469	3,141,945
Provision for bad debts	9,331	101,711
Depreciation and amortization	438,769	591,699
Total costs and operating expenses	7,699,641	7,363,849
Loss from operations	(2,159,434)	(2,520,370)
Interest expense, net	(117,594)	(1,061,480)
Other income (expense)	29,073	(235)
Net loss before income taxes	(2,247,955)	(3,582,085)
Income taxes	-	(39,933)
Net loss	(2,247,955)	(3,622,018)
Net loss attributable to the noncontrolling interest	8,747	28,690
Net loss attributable to Net Element, Inc. shareholders	(2,239,208)	(3,593,328)
Foreign currency translation	(108,167)	1,283,298
Comprehensive loss	$(2,347,375)	$(2,310,030)

Loss per share - basic and diluted	$(0.05)	$(0.11)

Weighted average number of common shares outstanding - basic and diluted	46,057,972	32,273,298

NET ELEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(2,239,208)	$(3,593,328)
Adjustments to reconcile net loss to net cash used in operating activities
Non controlling interest	(8,747)	(28,690)
Share based compensation	601,371	52,050
Deferred revenue	(34,858)	-
Depreciation and amortization	438,769	591,699
Changes in assets and liabilities, net of acquisitions and the effect of consolidation of equity affiliates
Account receivable, net	114,305	4,487,829
Advances to aggregators	16,715	(5,580)
Prepaid expenses and other assets	278,319	87,008
Accounts payable	667,819	(252,415)
Accrued expenses	356	(599,629)
Net cash (used in) provided by operating activities	(165,159)	738,944

Cash flows from investing activities
Purchase of fixed and other assets	(7,352)	(97,117)
Other	503	46,113
Net cash used in investing activities	(6,849)	(51,004)

Cash flows from financing activities
Proceeds from indebtedness	650,000	1,932,266
Repayment of indebtedness	(8,710)	(1,085,027)
Related party advances (payments)	125,000	(754,240)
Net cash provided by financing activities	766,290	92,999

Effect of exchange rate changes on cash	(331,346)	(130,227)
Net increase in cash	262,936	650,712

Cash at beginning of period	503,343	126,319
Cash at end of period	$766,279	$777,031

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$118,910	$574,233
Taxes	$30,505	$167,610

About Net Element

Net Element (NASDAQ: NETE) is a global payments-as-a-service, technology provider with an integrated mobile and transactional services platform serving millions of emerging market clients. Its wholly owned subsidiary, TOT Group operates Unified Payments, a U.S. focused transaction processing and value-added services brand, Aptito, a next generation, cloud-based point of sale payments platform and TOT Money, a leading mobile payments service provider that is gaining significant traction in the mobile payments market in Russia and for two consecutive years, has been ranked in the Top 3 mobile payments providers by Beeline, Russia’s second largest telecommunications operator. Further information is available at www.netelement.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, whether Net Element will conclude further acquisitions or be able to offer additional higher margin services , whether Net Element can secure any additional financing, and if such additional financing will be adequate to meet the Company’s objectives. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) Net Element’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element’s ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element’s ability to successfully expand in existing markets and enter new markets; (iv) Net Element’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element’s business; (viii) changes in government licensing and regulation that may adversely affect Net Element’s business; (ix) the risk that changes in consumer behavior could adversely affect Net Element’s business; (x) Net Element’s ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of further U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Investor Contact:

+1 786-923-0502

investors@netelement.com

www.netelement.com